EXHIBIT 77Q3 TO FORM N-SAR

Registrant Name: VIRTUS INSIGHT TRUST
File Number: 811-7447
Registrant CIK Number: 0001003859
December 31, 2014

Sub-Item 77Q3



Series	13
72DD1/72DD2
Class A $5,770, Class C $194, Class I $63,020, Class R6 $1
73A1/73A2
Class A $0.0620, Class C $0.0070, Class I $0.0870, Class R6 $0.06
73B0
Class A $0.1141, Class C $0.1141, Class I $0.1141, Class R6 $0.01
74U1/74U2
Class A 80,488, Class C 24,405, Class I 765,949, Class R6 10
74V1/74V2
Class A $9.58, Class C $9.37, Class I $9.89, Class R6 $9.89

Series	18
72DD1/72DD2
Class A $917, Class C $389, Class I $1,607
73A1/73A2
Class A $0.2197, Class C $0.1379, Class I $0.2471
74U1/74U2
Class A 6,977, Class C 4,743, Class I 8,584
74V1/74V2
Class A $10.82, Class C $10.82, Class I $10.81

Series	3
72DD1/72DD2
Class A $2,408, Class C $595, Class I $2,459
73A1/73A2
Class A $0.3176, Class C $0.2329, Class I $0.3458
74U1/74U2
Class A 6,974, Class C 2,702, Class I 7,547
74V1/74V2
Class A $11.46, Class C $11.46, Class I $11.46